UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  April 12, 2010

INDEPENDENT BANK CORPORATION

(Exact name of registrant as

specified in its charter)

Michigan (State or other jurisdiction of incorporation)	0-7818 (Commission File Number)	38-2032782 (IRS Employer Identification No.)

230 West Main Street Ionia, Michigan (Address of principal executive office)	48846 (Zip Code)

Registrant's telephone number,

including area code:

(616) 527-5820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01        Regulation FD Disclosure

On April 12, 2010, Independent Bank Corporation (the "Company") filed an amendment to its previously filed Registration Statement on Form S-4, File No. 333-164546 (as amended, the "Registration Statement"), with the Securities and Exchange Commission.  The Registration Statement was filed for the purpose of registering shares of the Company's common stock to be issued in connection with a proposed offer to exchange shares of common stock for shares of outstanding trust preferred securities issued by the Company's trust subsidiaries.

The Registration Statement, as amended, discloses information regarding certain recent developments involving the Company and its business and financial results, including:

  First Quarter of 2010.  We currently expect to incur a loss during the first quarter of 2010, causing a further decline in shareholders' equity.  Our tangible book value per share was $1.27 at December 31, 2009.  Despite the first quarter loss, due primarily to a decline in risk-based assets, we expect our subsidiary bank will continue to meet the requirements to be considered "well capitalized" under federal regulatory standards as of March 31, 2010.  Our total assets will likely decline slightly from year-end 2009 levels as we have experienced a decline in total loans that is partially offset by an increase in short-term investments.  We expect our asset quality trends to be stable or show slight improvement from 2009 year end levels.  Our non-performing loans are expected to decline, but such decline is expected to be partially offset by an increase in other real estate (ORE) and repossessed assets.  We believe the first quarter 2010 net loss will be at least $15 million, or $0.62 per share; however, the accounting processes for the first quarter 2010 have not yet been completed and we are unable to determine the size of the loss with any degree of certainty at this time.  In particular, we are still evaluating the allowance and provision for loan losses and the reserve for vehicle service contract payment plan counterparty contingencies.  The expected first quarter loss is driven primarily by a decline in net interest income, losses on ORE, high loan and collection costs, vehicle service contract payment plan counterparty contingency expenses and the provision for loan losses, which remains elevated, although it is expected to decline from the provision taken in the fourth quarter of 2009.  Actual results are expected to be released in early- to mid-May in connection with the filing of our Quarterly Report on Form 10-Q for the first quarter of 2010.

The information set forth above is qualified in its entirety by the information in the Registration Statement.  This Current Report on Form 8-K may not contain all information set forth in the Registration Statement deemed material by investors.

Nothing set forth in this Current Report on Form 8-K shall be deemed an offer or a solicitation of an offer to exchange.  The Company may not complete the exchange offers referenced in the Registration Statement and issue the shares of common stock being registered until the Registration Statement is declared effective.

The information in the Registration Statement is not complete and may be changed.

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 12, 2010	INDEPENDENT BANK CORPORATION (Registrant) /s/ Robert N. Shuster By: Robert N. Shuster Its: Executive Vice President and Chief Financial Officer